Exhibit 99.2

February 28, 2023 Investor Relations

# Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of federal securities laws. These forward-looking statements include statements with respect to 2023 guidance, strategic and growth opportunities, other expectations and other non-historical information. Without limiting the foregoing, statements including the words "expect," "intend," "may," "will," "should," "would," "could," "plan," "potential," "anticipate," "believe," "forecast," "guidance," "outlook," "goals," "target," "estimate," "seek," "predict," "project," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell's control and are subject to various risks and uncertainties, including those described below. Among other things, there can be no assurance that Omnicell's actual results will not differ, perhaps substantially, from the targets and expectations contained in this presentation.

Such statements also include, but are not limited to, Omnicell's projected bookings, revenues, including product, service, technical services and Advanced Services revenues, respectively, non-GAAP EBITDA, non-GAAP earnings per share, and estimated total addressable market; planned new products and services and the related expected benefits; and statements about Omnicell's strategy, objectives, and vision, including its corporate responsibility (innovation, environment, social and governance) goals and strategies. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) ability to realize the benefits of our expense containment efforts, (iii) Omnicell's ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iv) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (v) delays in installations of our medication management solutions or our more complex medication packaging systems, (vi) risks related to Omnicell's investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vii) risks related to failing to maintain expected service levels when providing our Advanced Services or retaining our Advanced Services customers, (viii) Omnicell's ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers (ix) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (x) changes to the 340B Program, (xi) Omnicell's substantial debt, which could impair its financial flexibility and access to capital, (xii),risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity as a result of the previously disclosed ransomware incident, (xiii) risks related to the ongoing COVID-19 pandemic (including new variants of the virus), (xiv) any disruption in Omnicell's information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xv) risks associated with operating in foreign countries, (xvi) Omnicell's ability to recruit and retain skilled and motivated personnel, (xvii) Omnicell's ability to protect its intellectual property, (xviii) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xix) Omnicell's dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, and (xx) other risks and uncertainties further described in the "Risk Factors" section of Omnicell's most recent Annual Report on Form 10-K, as well as in Omnicell's other reports filed with or furnished to the United States Securities and Exchange Commission ("SEC"), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this presentation speak only as of the date of this presentation. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.

## Non-GAAP Financial Information

This presentation contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"), including 2022 total non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expense, non-GAAP EBITDA, and non-GAAP earnings per share, 2017 and 2022 liquidity and 2017 and 2022 net debt/EBITDA, guidance with respect to 2023 non-GAAP EBITDA and non-GAAP earnings per share. Reconciliations of the 2017 and 2022 non-GAAP financial measures to the most directly comparable GAAP measures are included in the Appendix to this presentation. Our 2023 guidance for non-GAAP EBITDA and non-GAAP earnings per share, exclude certain items, which include, but are not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes. These excluded items may be significant. We do not provide a reconciliation of forward-looking non-GAAP guidance or targets to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. We believe such a reconciliation would imply a degree of precision that could be confusing or misleading to investors. These items may also have a material impact on GAAP earnings per share and net income in future periods. As such, these forward-looking non-GAAP financial measures are limited in their utility for evaluating our future operating results in accordance with GAAP.

OMNICELL, the Omnicell logo, and ENLIVENHEALTH are registered trademarks of Omnicell, Inc. or one its subsidiaries.

© 2023 Omnicell, Inc. 2

© 2023 Omnicell, Inc. Our Mission Our Vision Deliver the most compelling automation and services that accelerate pharmacy perfection. Be the clinician’s most trusted partner for medication management. We are dedicated to continuously deliver innovative technology that helps our customers improve patient care, for everyone . 3

© 2023 Omnicell, Inc. Our Strategy Fundamentally transform the pharmacy care delivery model by delivering a set of services that touch the entire continuum of care, built on a single cloud platform. 4

© 2023 Omnicell, Inc. Category creator transforming the pharmacy care delivery model Leading strategic partner to health systems in large and growing market segments with $90 Billion+ Total Addressable Market (TAM) 1 Resilient, long - term revenue growth accelerated by strong bookings, backlog and upgrade cycles Demonstrated track record of growth built on a platform of intelligent infrastructure, spanning medication management across the continuum of care Omnicell: Compelling Growth Opportunities 5 1. Represents estimated cumulative TAM over 10 years as of 5/31/2022 and includes the United States, UK&I, Germany, France, Spai n, Kingdom of Saudi Arabia and Australia/New Zealand. Leveraging our market - leading installed base to drive recurring revenue growth in Advanced Services 1 2 3 4

© 2023 Omnicell, Inc. The Autonomous Pharmacy Framework – an Industry Vision 6 1

© 2023 Omnicell, Inc. Central Pharmacy Dispensing Service Specialty Pharmacy Services EnlivenHealth ® Point of Care IV Compounding Central Distribution Inventory Management Retail Home Connected Intelligent Infrastructure Inpatient Outpatient IV Compounding Service Point of Care Inventory Optimization Service Our Comprehensive Solutions Fundamentally Deliver Better Healthcare Value 1 7

© 2023 Omnicell, Inc. 8 Leader in Large and Growing Segments 1. Represents estimated cumulative TAM over 10 years as of 5/31/2022 and includes the United States, UK&I, Germany, France, Spai n, Kingdom of Saudi Arabia and Australia/New Zealand. Omnicell is growing its leadership position across a potential $90 Billion+ TAM Estimated TAM Opportunity 1 $ 19 Billion Point of Care $32 Billion Central Pharmacy $90 Billion+ TOTAL TAM $22 Billion Retail $19 Billion Specialty Pharmacy Services 2

© 2023 Omnicell, Inc. Multiple Growth Drivers Revenue Growth Drivers Deep Customer Relationships & Robust Backlog • More than 150 of the top 300 U.S. health systems 1 in long - term sole - source agreements • Over 50,000 retail pharmacies and 75% of U.S. pharmacy patients interact with Omnicell solutions • Robust backlog of $1.215 Billion as of 12/31/2022 • Customers increasingly turning to Omnicell for our platform - based approach to medication management • Expansion opportunities within existing customer base • Advanced Services expand our TAM • Continued opportunities for competitive conversions 9 1. As of 12/31/22 and as defined by Definitive Healthcare. 3

Advanced Services Accelerating Recurring Revenue Growth 10 Advanced Services (% of Total Revenue) Leveraging established channels and strong customer relationships Strong demand driven by increasing provider digitization and need to evolve medication supply chain Omnicell’s cloud - based services designed to enable better outcomes Subscription - based, recurring revenue streams Advanced Services expand our TAM NOTE: Includes Central Pharmacy Dispensing Service (service portion), IV Compounding Service (service portion), EnlivenHealth so lutions, Specialty Pharmacy Services, 340B solutions, Inventory Optimization Service, and other software solutions. © 2023 Omnicell, Inc. 3 6% 20 20 14% 202 2 2021 10% Targeting 18% of total revenue for 2023 202 3 E 18%

© 2023 Omnicell, Inc. SaaS and Software Subscriptions Model YEAR 1 YEAR 2 YEAR 3 YEAR 4 – 5 YEAR 1 YEAR 2 YEAR 3 YEAR 4 – 7 Advanced Services Business Model — Customer Example End of year 7 Net sales type lease balance: $0 Transition to Advanced Services business model anticipated to provide: 1) Increased value to customers 2) Higher revenue versus previous model 3) Highly visible, recurring revenue & cash flow Cash Received Cash Received Cash Received Cash Received Cash Received Cash Received Cash Received Cash Received Net Sales Type Lease Run Down Net Sales Type Lease Run Down Net Sales Type Lease Run Down Net Sales Type Lease Run Down Recurring Advanced Services Revenue Recurring Advanced Services Revenue Recurring Advanced Services Revenue Recurring Advanced Services Revenue Recurring Advanced Services Revenue Product Revenue Recurring Advanced Services Revenue Recurring Advanced Services Revenue Recurring Advanced Services Revenue Tech - Enabled Services Model (IVCS and CPDS) 11 3

© 2023 Omnicell, Inc. Strong Balance Sheet Free cash flow projected to grow slower than EBITDA as Omnicell reinvests in the transformation to Advanced Services Liquidity and capital structure support growth strategy $32M $1,016M $554M $330M $2,211M $1,130M Cash and Cash Equivalents Total Assets Total Equity $210M $313M 1.9x $567M $830M 1.2x Total Debt Liquidity Net Debt / EBITDA As of December 31, 2017 As of December 31, 2022 1 2 12 1. Liquidity = Revolver Availability + Cash and Cash Equivalents 2. Net Debt / EBITDA = (Total Debt - Cash and Cash Equivalents) / Non - GAAP EBITDA See Appendix for a reconciliation of 2017 and 2022 Net Debt / EBITDA and 2017 and 2022 Liquidity to their most directly compa rab le GAAP financial measures. 4

© 2023 Omnicell, Inc. Backlog 1 ($Million) 13 1. Backlog is the dollar amount of bookings that have not yet been recognized as revenue. We consider backlog that is expected t o b e converted to revenues in more than twelve months to be long - term backlog. We believe a majority of long - term product backlog will be convertible into revenues in 12 - 24 months. Long - term Advanced Services backlog typically represents multi - year subscription agreements (usually with contractual terms of 2 - 7 years, some of which have not yet been implemented) that will be converted to revenue ratably over the contractual term. 2. Includes only the value of Advanced Services non - cancelable contracts with minimum commitments. By type: As of December 31, 2022 As of December 31, 2021 Product Backlog $797 $977 Advanced Services Backlog 2 $418 $277 Total Backlog $1,215 $1,254 By duration and type: As of December 31, 2022 As of December 31, 2021 Short - Term Product Backlog $503 $745 Long - Term Product Backlog $294 $232 Short - Term Advanced Services Backlog 2 $49 $37 Long - Term Advanced Services Backlog 2 $369 $240 Total Backlog $1,215 $1,254

© 2023 Omnicell, Inc. Total Year Revenue Composition 14 1. Connected Devices, Software Licenses, and other include, but are not limited to, XT Series automated dispensing systems and p rod ucts related to Central Pharmacy Dispensing Service and IV Compounding Service. 2. Includes Central Pharmacy Dispensing Service (service portion), IV Compounding Service (service portion), EnlivenHealth solut ion s, Specialty Pharmacy Services, 340B solutions, Inventory Optimization Service, and other software solutions. GAAP ($Million) Recurring vs Non Recurring Category Actual TY - 2020 Year over Year (YoY) Change (%) Actual TY - 2021 YoY Change (%) Actual TY - 2022 YoY Change (%) Guide TY - 2023 YoY Change (%) (Mid - Point) Connected Devices, Software Licenses, & Other 1 Non Recurring Product $560 (2%) $739 32% $828 12% $740 - $760 (17%) Consumables Recurring Product $76 (12%) $73 (3%) $75 3% Technical Services Recurring Service $202 4% $207 2% $207 0% $210 - $220 4% Advanced Services 2 Recurring Service $54 24% $113 109% $186 65% $200 - $210 10% Total Revenue $892 ( - 1%) $1,132 27% $1,296 14% $1,150 - $1,190 (10%) Advanced Services % of Total Revenue 6% 10% 14% 18% Recurring % of Total Revenue 37% 35% 36%

© 2023 Omnicell, Inc. 2022 Financial Snapshot 15 Non - GAAP 4Q - 2022 TY - 2022 Results YoY Change (%) Results YoY Change (%) Total Revenues $298 Million - 4% $1,297 Million +14% Gross Margin % 45.3% - 450bps 47.8% - 300bps Operating Expenses $124 Million +7% $480 Million +23% EBITDA $26 Million - 50% $193 Million - 16% Diluted Earnings Per Share $0.33 - 64% $3.00 - 21% See Appendix for a reconciliation of 4Q - 2022 and TY - 2022 Non - GAAP Total Revenue, 4Q - 2022 and TY - 2022 Non - GAAP Gross Margin, 4Q - 2 022 and TY - 2022 Non - GAAP Operating Expenses, 4Q - 2022 and TY - 2022 Non - GAAP EBITDA and 4Q - 2022 and TY - 2022 Non - GAAP Earnings Per Share to their most directly comparable GAAP financial measures.

# 2023 Financial Guidance

| | Q1-2023 | TY-2023 |
|---|---|---|
| Bookings[1] | Not Provided | $1.000-$1.100 Billion |
| Total Revenues | $273-$283 Million | $1.150-$1.190 Billion |
| Product Revenues | $179-$184 Million | $740-$760 Million |
| Service Revenues | $94-$99 Million | $410-$430 Million |
| Technical Services Revenues | Not Provided | $210-$220 Million |
| Advanced Services Revenues | Not Provided | $200-$210 Million |
| Non-GAAP EBITDA | $6-$12 Million | $120-$135 Million |
| Non-GAAP EPS | $0.04-$0.14 | $1.55-$1.80 |

We do not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort.

1. We define bookings generally as: 1) the value of non-cancelable contracts for our connected devices, software products, and Advanced Services (although, for those Advanced Services contracts without a minimum commitment, bookings only includes the amount of revenue that has been recognized once the services have been provided); and 2) for our consumables, the value of orders placed through our Omnicell Storefront online platform or through written or telephonic orders. We typically exclude technical services and other less significant items ancillary to our products and services, such as freight revenue from bookings.
2. Represents estimated cumulative TAM over 10 years as of 5/31/2022 and includes the United States, UK&I, Germany, France, Spain, Kingdom of Saudi Arabia and Australia/New Zealand.

## Long-Term Value Creation Opportunities

Leadership position in the digital transformation of healthcare with $90 Billion+ TAM[2]

Emerging and scaling of Advanced Services offerings

Platform adoption, expansion, market share gains, and upgrade cycles supporting growth

Strong balance sheet should enable transformation to new business model with expected higher gross margins, EBITDA, and free cash flows

© 2023 Omnicell, Inc.

16

© 2023 Omnicell, Inc. 17 A Better Way: Our Environmental, Social and Governance (ESG) Strategy Innovation Accelerating for Perfection Design, and deliver, our products to minimize environmental footprint while maximizing patient outcomes Environment Innovating for Energy Efficiency Actively contribute to realize 1.5 ƒ Celsius future by 2030 Social Every Voice Counts Create a culture of inclusivity, engagement, and well - being to be an employer of choice Governance Doing the Right Thing Identify, prevent, and mitigate risk to Omnicell to create, preserve, and realize value

© 2023 Omnicell, Inc. A Better Way: ESG Strategy 18 Roadmap designed to create enduring long - term value for all of our stakeholders Significance of ESG Strategy to Omnicell Corporate Responsibility (CR), and the ESG strategy fostered within, is fundamental to our mission, vision, and values. Create a Competitive Advantage: Our robust ESG program is designed to improve Omnicell's reputation and competitive advantage in the marketplace. We believe our ESG program is a credible, authentic “differentiator” from our competition. Prepare Omnicell for Upcoming Regulation: The regulatory landscape is shifting towards mandatory reporting and disclosure on ESG and climate - related risks to organizations. Measuring ESG progress and reporting should help prepare Omnicell to be compliant with future disclosure and reporting requirements. Inform ESG Ratings and Rankings: ESG ratings and rankings, that are derived from publicly disclosed ESG progress, are crucial to many in the investor community and potentially increase Omnicell's opportunity to be held in portfolio's that are ESG focused. Enhance Resiliency with Relevant Goals & Targets: We strategically align our ESG and Innovation goals to address the risks we believe are most material to our organization. Year over year improvement towards these public goals and targets is expected to increase Omnicell’s adaptability within a continuously changing business landscape. ESG Program Recognitions & Awards 2022 Source: Transparency Global Press Release, dated 04/05/2022 Source: Frost & Sullivan Institute Press Release, dated 09/30/2022

© 2023 Omnicell, Inc. 19 A Better Way: Our ESG Strategy in Action 1. Sustainalytics ESG Risk Rating Report published on 1/24/2023. 2. MSCI report published on 02/14/2023. 44% of Board are women or racially / ethnically diverse #1 position amongst peer table for lowest ESG risk according to Sustainalytics 1 7.3 MSCI governance score 2 ; in highest scoring range relative to global peers #2 in the Healthcare IT Services subindustry for ESG risk management according to Sustainalytics 1 Innovation • Zero safety defects for all new product releases in 2022 • Developing plans to minimize environmental footprint for 100% of new products by 2023 • Exploring opportunities to incorporate innovative processes and materials – such as recycled materials – and reducing material waste in our product design Environment • Decreased Scope 1 & 2 emissions in 2021 by 6% from 2019 • Conducted a Scope 1 & 2 climate risk assessment in 2022 • Goal to establish Scope 3 reduction targets by 2026 Social • Built five - year People Strategy for talent development • Enhanced employee benefits to support colleagues both at and outside of work • Establishing employee resource groups, including several focused on women in technology Governance • Recent Board refreshment with 2 new Directors added in last 3 years • Regularly evaluate Board composition • Lead Independent Director with clear responsibilities • Strengthening company's cybersecurity program

© 2023 Omnicell, Inc. We Expect that Omnicell is Positioned to Win Based on Our Belief that: 20 1. Represents estimated cumulative TAM over 10 years as of 5/31/2022 and includes the United States, UK&I, Germany, France, Spai n, Kingdom of Saudi Arabia and Australia/New Zealand.. Omnicell has the right solutions and the right business model to solve the medication management problem that the healthcare system is facing Omnicell is positioned as the leading strategic partner to health systems in large and growing market segments with $90 Billion+ TAM 1 Omnicell is scaling Advanced Services to capitalize on the many growth opportunities ahead — with Advanced Services growth continuing to drive recurring revenue growth With a track record of strong financial performance and disciplined execution, Omnicell is poised to drive profitable growth Executing on our vision to deliver the most compelling automation and services that accelerate pharmacy perfection

Appendix

## Omnicell, Inc.
## Reconciliation of GAAP to Non-GAAP
## (Unaudited, in thousands, except per share data and percentage)

| | Three Months Ended December 31, | | Year Ended December 31, | |
|---|---|---|---|---|
| | 2022 | 2021 | 2022 | 2021 |
| **Reconciliation of GAAP revenues to non-GAAP revenues:** | | | | |
| GAAP revenues | $ 297,674 | $ 311,034 | $ 1,295,947 | $ 1,132,018 |
| Acquisition accounting impact related to deferred revenues | 40 | 685 | 903 | 780 |
| Non-GAAP revenues | $ 297,714 | $ 311,719 | $ 1,296,850 | $ 1,132,798 |
| | | | | |
| **Reconciliation of GAAP gross profit to non-GAAP gross profit:** | | | | |
| GAAP gross profit | $ 121,753 | $ 149,293 | $ 588,987 | $ 554,653 |
| GAAP gross margin | *40.9%* | *48.0%* | *45.4%* | *49.0%* |
| Share-based compensation expense | 2,460 | 2,104 | 9,067 | 7,994 |
| Amortization of acquired intangibles | 3,115 | 3,228 | 13,204 | 11,438 |
| Acquisition accounting impact related to deferred revenues | 40 | 685 | 903 | 780 |
| Ransomware-related expenses, net of insurance recoveries | - | - | 317 | - |
| Severance-related expenses | 7,418 | - | 8,018 | 389 |
| Non-GAAP gross profit | $ 134,786 | $ 155,310 | $ 620,496 | $ 575,254 |
| Non-GAAP gross margin | *45.3%* | *49.8%* | *47.8%* | *50.8%* |
| | | | | |
| **Reconciliation of GAAP operating expenses to non-GAAP operating expenses:** | | | | |
| GAAP operating expenses | $ 160,110 | $ 137,704 | $ 591,310 | $ 465,146 |
| GAAP operating expenses % to total revenue | *53.8%* | *44.3%* | *45.6%* | *41.1%* |
| Share-based compensation expense | (15,056) | (12,579) | (59,180) | (45,166) |
| Amortization of acquired intangibles | (5,319) | (4,560) | (21,873) | (14,900) |
| Acquisition-related expenses | (246) | (4,392) | (2,155) | (11,150) |
| Impairment and abandonment of operating lease right-of-use assets related to facilities | (3,992) | - | (9,382) | - |
| Ransomware-related expenses, net of insurance recoveries | (73) | - | (2,157) | - |
| Severance-related and other expenses | (11,364) | (350) | (16,785) | (2,932) |
| Non-GAAP operating expenses | $ 124,060 | $ 115,823 | $ 479,778 | $ 390,998 |
| Non-GAAP operating expenses as a % of total non-GAAP revenues | *41.7%* | *37.2%* | *37.0%* | *34.5%* |
| | | | | |
| **Reconciliation of GAAP net income (loss) to non-GAAP net income:** | | | | |
| GAAP net income (loss) | $ (28,408) | $ 13,981 | $ 5,648 | $ 77,849 |
| Adjustments: | | | | |
| Tax reform benefit impact | - | - | - | - |
| Tax impact of IP restructuring | - | - | - | (6,202) |
| Share-based compensation expense | 17,516 | 14,683 | 68,247 | 53,160 |
| Amortization of acquired intangibles | 8,434 | 7,788 | 35,077 | 26,338 |
| Acquisition accounting impact related to deferred revenues | 40 | 685 | 903 | 780 |
| Acquisition-related expenses | 246 | 4,392 | 2,155 | 11,150 |
| Impairment and abandonment of operating lease right-of-use assets related to facilities | 3,992 | - | 9,382 | - |
| Ransomware-related expenses, net of insurance recoveries | 73 | - | 2,474 | - |
| Severance-related and other expenses | 18,782 | 350 | 24,803 | 3,321 |
| Amortization of debt issuance costs | 1,043 | 870 | 4,164 | 3,440 |
| Amortization of discount on convertible senior notes | - | 4,734 | - | 18,608 |
| Tax effect of the adjustments above [(a)] | (6,848) | (3,949) | (16,582) | (13,360) |
| Non-GAAP net income | $ 14,870 | $ 43,534 | $ 136,271 | $ 175,084 |

[(a)] Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for fiscal years 2022 and 2021.

© 2023 Omnicell, Inc.

22

**Omnicell, Inc.**
**Reconciliation of GAAP to Non-GAAP**

**(Unaudited, in thousands, except per share data and percentage)**

| | Three Months Ended December 31, 2022 | Three Months Ended December 31, 2021 | Year Ended December 31, 2022 | Year Ended December 31, 2021 |
|---|---|---|---|---|
| **Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:** | | | | |
| Shares - diluted GAAP | 44,678 | 49,849 | 45,891 | 47,943 |
| Shares - diluted Non-GAAP [(b)] | 44,993 | 47,256 | 45,417 | 45,899 |
| | | | | |
| GAAP net income (loss) per share - diluted | $ (0.64) | $ 0.28 | $ 0.12 | $ 1.62 |
| Tax reform benefit impact | - | - | - | - |
| Tax impact of IP restructuring | - | - | - | (0.14) |
| Share-based compensation expense | 0.39 | 0.31 | 1.51 | 1.16 |
| Amortization of acquired intangibles | 0.19 | 0.16 | 0.77 | 0.58 |
| Acquisition accounting impact related to deferred revenues | 0.00 | 0.01 | 0.02 | 0.02 |
| Acquisition-related expenses | 0.01 | 0.09 | 0.05 | 0.24 |
| Impairment and abandonment of operating lease right-of-use assets related to facilities | 0.09 | - | 0.21 | - |
| Ransomware-related expenses, net of insurance recoveries | 0.00 | - | 0.05 | - |
| Severance-related and other expenses | 0.42 | 0.01 | 0.55 | 0.07 |
| Amortization of debt issuance costs | 0.02 | 0.02 | 0.09 | 0.07 |
| Amortization of discount on convertible senior notes | - | 0.10 | - | 0.41 |
| Non-GAAP dilutive shares impact from convertible note hedge transaction [(b)] | - | 0.02 | 0.00 | 0.07 |
| Tax effect of the adjustments above [(a)] | (0.15) | (0.08) | (0.37) | (0.29) |
| Non-GAAP net income per share - diluted | $ 0.33 | $ 0.92 | $ 3.00 | $ 3.81 |
| | | | | |
| **Reconciliation of GAAP net income (loss) to non-GAAP EBITDA [(c)]:** | | | | |
| GAAP net income (loss) | $ (28,408) | $ 13,981 | $ 5,648 | $ 77,849 |
| Share-based compensation expense | 17,516 | 14,683 | 68,247 | 53,160 |
| Interest (income) and expense, net | (2,410) | (359) | (3,721) | 161 |
| Depreciation and amortization expense | 22,088 | 19,850 | 86,931 | 72,990 |
| Acquisition accounting impact related to deferred revenues | 40 | 685 | 903 | 780 |
| Acquisition-related expenses | 246 | 4,392 | 2,155 | 11,150 |
| Impairment and abandonment of operating lease right-of-use assets related to facilities | 3,992 | - | 9,382 | - |
| Ransomware-related expenses, net of insurance recoveries | 73 | - | 2,474 | - |
| Severance-related and other expenses | 18,782 | 350 | 24,803 | 3,321 |
| Amortization of debt issuance costs | 1,043 | 870 | 4,164 | 3,440 |
| Amortization of discount on convertible senior notes | - | 4,734 | - | 18,608 |
| Benefit from income taxes | (7,106) | (7,177) | (8,101) | (11,842) |
| Non-GAAP EBITDA | $ 25,856 | $ 52,009 | $ 192,885 | $ 229,617 |
| Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total non-GAAP revenues) | *8.7%* | *16.7%* | *14.9%* | *20.3%* |

(a) Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for fiscal years 2022 and 2021.

(b) For the year ended December 31, 2022, non-GAAP diluted shares exclude approximately 0.5 million shares related to the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction.
For the three months and year ended December 31, 2021, non-GAAP diluted shares exclude approximately 2.6 million and 2.0 million shares, respectively.

(c) Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

© 2023 Omnicell, Inc.
23

© 2023 Omnicell, Inc. 24 Omnicell, Inc. Reconciliation of GAAP to Non-GAAP (Unaudited, in thousands, except per share data and percentage) 2017 (a) 30,518$ Share-based compensation expense 21,857 Interest (income) and expense, net 6,072 Depreciation and amortization expense 51,511 Acquisition accounting impact related to deferred revenues 1,252 Acquisition-related expenses 1,715 Severance-related and other expenses 4,752 Benefit from income taxes (26,006) 91,671$ 12.8% _________________________________________________ (a) As adjusted for full retrospective adoption of ASC 606. (b) Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. December 31, Non-GAAP EBITDA Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total non-GAAP revenues) Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (b) : GAAP net income (loss) Year Ended December 31, 2022 Revolver availability 500,000 Cash and cash equivalents 330,362 Liquidity 830,362 Year Ended December 31, 2017 Revolver availability 280,500 Cash and cash equivalents 32,424 Liquidity 312,924 Year Ended December 31, 2022 Convertible senior notes, net 566,571 Cash and cash equivalents (330,362) Net debt 236,209 Net debt/Non-GAAP EBITDA 1.2 Year Ended December 31, 2017 Long-term debt, current portion, net 15,208 Long-term debt, net 194,917 Total debt, net 210,125 Cash and cash equivalents (32,424) Net debt 177,701 Net debt/Non-GAAP EBITDA 1.9